UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016

Natus Medical Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-33001	77-0154833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6701 Koll Center Parkway Suite 120 Pleasanton, CA 94566
(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (925) 223-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On September 6, 2016, Natus Medical Incorporated (the "Company") through Medix I.C.S.A. (“Medix”), a subsidiary of the Company based in Buenos Aires, Argentina, received an initial payment of $20,000,000 under a previously-disclosed supply agreement (the “Supply Agreement”) with the Ministry of Health of Venezuela (“Ministry of Health”). Under this Supply Agreement, the Company will provide medical equipment, supplies and services over a three-year period, including certain third-party products. Concurrent with this initial payment, an amendment (the "Amendment") to the Supply Agreement becomes effective, whereby the overall value of the Supply Agreement is now $120.7 million, payable in six month installments over the life of the Supply Agreement of approximately $20,000,000.

The Ministry of Health retains the right to cancel this Supply Agreement and Amendment at any time, and this initial payment is no guarantee that future payments will be made.

Medix continues to partner with a local distributor to provide distribution and technical service support to hospitals in Venezuela.

The Company expects the operating profitability over the life of the Supply Agreement and the related Amendment to be similar to the company's corporate average operating margin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Date: September 6, 2016	By:	/s/ Jonathan A. Kennedy
Jonathan A. Kennedy
Senior Vice President Finance & Chief Financial Officer